UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2006
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Eighth Supplemental Indenture. On August 25, 2006, Plains All American Pipeline, L.P. (the “Partnership”), PAA Finance Corp. (“PAA Finance” and together with the Partnership, the “Issuers”) and Plains Marketing International GP LLC, Plains Marketing International, L.P. and Plains LPG Marketing, L.P. (collectively, the “Additional Subsidiary Guarantors”) entered into an Eighth Supplemental Indenture, dated as of August 25, 2006, to the Original Indenture with Wachovia Bank, National Association, as Trustee, pursuant to which the Additional Subsidiary Guarantors agreed to unconditionally guarantee all of the Issuers’ obligations under their 7 3/4% Senior Notes due 2012, 5 5/8% Senior Notes due 2013, 4.750% Senior Notes due 2009, 5.875% Senior Notes due 2016, 5.25% Senior Notes due 2015 and 6.70% Senior Notes due 2036.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit 4.1	Eighth Supplemental Indenture, dated as of August 25, 2006, to Indenture, dated as of September 25, 2002, among Plains All American Pipeline, L.P., PAA Finance Corp., Plains Marketing International GP LLC, Plains Marketing International, L.P. and Plains LPG Marketing, L.P. and Wachovia Bank, National Association, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

		By:	/s/ Tim Moore

		Name:	Tim Moore
		Title:	Vice President
August 25, 2006

EXHIBIT INDEX

Exhibit 4.1	Eighth Supplemental Indenture, dated as of August 25, 2006, to Indenture, dated as of September 25, 2002, among Plains All American Pipeline, L.P., PAA Finance Corp., Plains Marketing International GP LLC, Plains Marketing International, L.P. and Plains LPG Marketing, L.P. and Wachovia Bank, National Association, as trustee.